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                                                                  EXHIBIT 10.154


                                 ATLAS AIR, INC.
                            LONG-TERM INCENTIVE PLAN





























                                  PLAN SUMMARY
                              AMENDED FEBRUARY 2000




                                 ATLAS AIR, INC.




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                            LONG-TERM INCENTIVE PLAN


                                TABLE OF CONTENTS



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
         PURPOSE                                                                                            1
         DEFINITIONS                                                                                        1
         ADMINISTRATION                                                                                     2
         TIMING OF AWARDS                                                                                   2
         STOCK OPTIONS/RESTRICTED SHARE UNITS                                                               2
         VESTING AND OTHER TERMS                                                                            2
         DURATION OF PLAN                                                                                   2
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PURPOSE

The Board of Directors (the "Board") of Atlas Air, Inc. (Atlas) has approved in principle a Long-Term Incentive Plan (the "Plan") to reward and/or incentivize employees for enhancing the value of Atlas by the grant of stock options or other rights under the Company's Stock Option Plan. The purpose of this Plan is to align the interests of the executives with those of the shareholders. The Plan is intended to reward the Participants in the Plan for Atlas' long-term financial performance.

The Plan has two elements. The Performance Award may be given upon promotion, upon commencement of employment for new hires or upon other special occasions determined by the Compensation Committee. The Annual Award coincides with the Plan Year.

The Board reserves the right to amend, modify, interpret or revoke the Plan at its discretion, without prior notice to participants and its decision shall be final and binding provided however, any amendments, modifications or revocation shall not be retroactive. No contractual right shall be created by this document or any related action of Atlas and none should be inferred from the descriptions of this Plan.

    DEFINITIONS

    ANNUAL AWARD - Annual stock option or Restricted Share Unit (RSU) grants awarded based on individual performance.

    COMPENSATION COMMITTEE - The Compensation Subcommittee of the Board consisting of two or more directors of the Company, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable.

    PERFORMANCE AWARD - Stock option or RSU grants made on the date of new hire, promotion, or other special occasions determined by the Compensation Committee.

    PLAN - Atlas' Long-Term Incentive Plan as summarized in this document and as amended by the Compensation Committee.

    PLAN PARTICIPANT - Individuals who are chosen by the Compensation Committee to participate in the Plan.

    PLAN YEAR - Atlas Air, Inc.'s Fiscal Year commencing January 1 and ending December 31 of each year.

    RETIREMENT - Retirement shall occur when a previous employee, who has reached age 62 or greater and has completed five complete years of continuous service as an employee with the Company, elects to retire.


    STOCK OPTION PLAN - The Company's 1995 Long Term Incentive and Share Award Plan.


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ADMINISTRATION

The Compensation Committee will be responsible for the following as it relates to the operation of the Plan:

o   Plan Participants to be included in the Plan;

o   Establishing benchmark grant amounts for the participants;

o   Evaluating individual performance for Annual and Performance Awards; and

o   Determination of Annual and Performance Awards.

TIMING OF AWARDS

Performance Awards may be made on the date of employment for new hires, the date of promotions or the date of special events as determined by the Compensation Committee. Annual Awards will be determined after the annual financial results have been finalized for the Plan Year.

STOCK OPTIONS

All stock options or RSU will be granted under the Stock Option Plan pursuant to Stock Option or other Agreements which shall contain the following provisions and such others as determined by the Compensation Committee or the President.

VESTING AND OTHER TERMS

Performance Awards vest 100 percent at the end of five years (or earlier at Compensation Committee's discretion) and Annual Awards vest ratably over four years (or earlier at Compensation Committee's discretion) and both Performance and Annual Awards shall vest earlier on date of death provided that:

        None will vest unless the optionee is an employee in good standing on the vesting date (except an employee who retires or becomes permanently disabled would be vested as scheduled, (to be applied to February 1999 grants and prospectively). Therefore, an Optionee will not vest if, prior to the date of vesting, he (a) has resigned for other than "Good Reason," (b) has been terminated for "Cause" or (c) absent an employment contract, the employee or the company elects to terminate employment.


        Exercise. Once vested (and not yet exercised), Options can still be forfeited if (a) Optionee is terminated for "Cause"; or Optionee violates the "Iacocca provision" (i.e., within two [2] years of termination works for another company without ATLAS' consent or before exercise engages in "conduct adverse to ATLAS' interests").

DURATION OF PLAN

The Plan is an integral part of Atlas' compensation plan. The Board and Compensation Committee reserve the power and the right at any time, and from time to time, to modify, amend


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or terminate (in whole or in part) any or all of the provisions of the Plan;
provided, however, that no such modification or amendment shall be retroactive to reduce or affect any awards under the provisions of the Plan for any Plan Year during which the Plan was in effect.



Amended as of February 9, 2000


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